Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

   TRADE DATE

   DESCRIPTION OF SECURITY/ISSUER

   ISSUE SIZE

   AMOUNT PURCHASED

   LIST OF UNDERWRITERS

   NAME OF AFFILIATED BROKER-DEALER

3/9/17
Equinix, Inc (Common)
$1,900,000,000
$549,000
JPMorgan, RBC Capital Markets, Merrill Lynch,
Barclays, Goldman Sachs, Citigroup
JPMorgan Securities LLC